UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):    September 24, 2013

Commission File No. 000-16929

Soligenix, Inc.
(Exact name of small business issuer as specified in its charter)

DELAWARE	41-1505029
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

29 Emmons Drive, Suite C-10 Princeton, NJ	08540
(Address of principal executive offices)	(Zip Code)

(609) 538-8200
(Issuer’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01    Entry Into a Material Definitive Agreement.

On September 24, 2013, Soligenix, Inc. (the “Company”) entered into a contract (the “Contract”) with the National Institutes of Health (the “NIH”), which Contract will be funded by the National Institute of Allergy and Infectious Diseases. The Contract is for the advanced preclinical development of OrbeShield™ (oral beclomethasone 17,21-dipropionate or oral BDP) as a medical countermeasure for the treatment of gastrointestinal acute radiation syndrome (“GI ARS”).

The Contract consists of a base period of one year and two optional guaranteed segments that can be initiated solely at the discretion of the NIH.  The two contract options would extend the Contract term to up to one year each, for a total Contract term of three years if both of the options are exercised.  The total funding amount to be paid by the NIH under the Contract would be up to $6.4 million if the two options are exercised by the NIH, the occurrence of which the Company can provide no assurance.  The total award will support the development activities necessary to evaluate OrbeShield™ as a potential medical countermeasure to treat GI ARS.

The foregoing is only a brief description of the material terms of the Contract and does not purport to be a complete description of the rights and obligations of the parties thereunder. The foregoing description is qualified in its entirety by reference to the Contract, which is filed as Exhibit 10.1 to this Current Report on Form 8-K.

Item 9.01    Financial Statements and Exhibits.

    (d)            Exhibits

Exhibit No.	Description

10.1	Contract HHSN272201300030C dated September 24, 2013 by and between the Company and the National Institutes of Health. *

99.1	Press Release issued by the Company on September 25, 2013.

*           Portions of this exhibit have been omitted pursuant to a request for confidential treatment

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Soligenix, Inc.

	By:	/s/ Christopher J. Schaber
September 30, 2013		Christopher J. Schaber, Ph.D. President and Chief Executive Officer (Principal Executive Officer)

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EXHIBIT INDEX

Exhibit No.	Description

10.1	Contract HHSN272201300030C dated September 24, 2013 by and between the Company and the National Institutes of Health. *

99.1	Press Release issued by the Company on September 25, 2013.

*           Portions of this exhibit have been omitted pursuant to a request for confidential treatment.

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